CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.

CONFIDENTIAL

FOURTH AMENDMENT TO
COLLABORATION AGREEMENT

This Fourth Amendment (the “Amendment”) to the Agreement (as defined below), is entered into as of August 4, 2021 (the “Amendment Effective Date”), by and between CELGENE CORPORATION, a corporation organized and existing under the laws of Delaware, with its principal business office located at 86 Morris Avenue, Summit, NJ 07901, USA (“Celgene Corp.”), CELGENE ALPINE INVESTMENT CO. LLC (“Celgene Alpine” and, together with Celgene Corp., “Celgene”) and ZYMEWORKS INC., a corporation organized and existing under the laws of British Columbia, having an address at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9 (“Zymeworks”). Zymeworks and Celgene are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND
A.Celgene and Zymeworks entered into that certain Collaboration Agreement dated December 23, 2014, as amended on May 29, 2017, March 31, 2020 and June 22, 2020 (the “Agreement”) pursuant to which the Parties are conducting the Research Program (as defined in the Agreement) and Zymeworks granted certain licenses to Celgene under the Zymeworks Intellectual Property (as defined in the Agreement).
B.The Parties now desire to amend the Agreement to reflect the Parties’ agreement that a “Sequence Pair” and “Target Pair” may include more than two Sequences or Targets, respectively, and that Sequences may include […***…]1, all as set forth herein.
    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows as of the Amendment Effective Date:
AGREEMENT
1.Definitions. Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.
2.[…***…]2 Definition. Section 1.26 of the Agreement is hereby deleted in its entirety and replaced with the following:
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“1.26    “[…***…]3” means Celgene’s […***…]4 with respect to the Zymeworks Platform for all […***…]5 or […***…]6, as applicable, that are […***…]7 to any given Collaboration Sequence Group, as further described in Section 3.4. For clarity, […***…]8 will be examined with respect to […***…]9 of the […***…]10, and only those […***…]11 or […***…]12 that are […***…]13 examined individually shall be […***…]14 to Celgene. Notwithstanding anything herein to the contrary, […***…]15 with respect to […***…]16 shall only provide […***…]17 with respect to the application of the Zymeworks Platform to […***…]18.”
3.Sequence Definition. Section 1.49 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.49    “Sequence” means (a) an antibody amino acid sequence corresponding only to the […***…]19 that is Directed To […***…]20 or (b) a non-antibody […***…]21 amino acid sequence that is Directed To […***…]22.”
4.Sequence Pair Definition. Section 1.50 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.50    “Sequence Group” means (a) two (2) or more Sequences in combination, which include at least two (2) […***…]23 and may include additional Sequences (including […***…]24) (“[…***…]25”), each
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of which is Directed To […***…]26 or […***…]27 or (b) one or more […***…]28 without any […***…]29 (“[…***…]30”), each of which is Directed To […***…]31.”
5.Target Pair Definition. Section 1.52 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.52    “Target Group” means two or more Targets in combination.”
6.References to Collaboration Sequence Pair, Sequence Pair and Target Pair. All references in the Agreement to each of the following terms: Collaboration Sequence Pair, Sequence Pair and Target Pair, are hereby replaced with references to Collaboration Sequence Group, Sequence Group and Target Group, respectively.
7.Section 2.1.1 Conduct of the Research Program. The following sentence is hereby added to the end of Section 2.1.1 of the Agreement:

“Notwithstanding the foregoing, with respect to any […***…]32, the foregoing licenses shall only include rights to research and develop Antibody frameworks generated from and incorporating such […***…]33 and no […***…]34 Directing such Antibody To […***…]35.”
8.Section 2.1.2 Option. The following sentence is hereby added to the end of the first paragraph of Section 2.1.1 of the Agreement:

    “Notwithstanding the foregoing, with respect to any […***…]36, the Commercial License shall only include the rights set forth in clauses (a), (b) and (c) for Antibody frameworks generated from and incorporating such […***…]37 and no […***…]38 Directing such Antibody To […***…]39.”
9.Section 3.4. Collaboration Sequence Pairs; Definitions. Section 3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.4    Collaboration Sequence Groups; Definitions.    Subject to gatekeeping pursuant to Section 3.5, the Parties (through the JRC) may select, in accordance with this Article 3 and during the Research
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Program Term, up to ten (10) Collaboration Sequence Groups for incorporation into Antibodies pursuant to the Workplan. To designate a Sequence Group as a Collaboration Sequence Group, Celgene shall provide Zymeworks with written notice of such Sequence Group, setting forth the Sequences included in such Sequence Group and the Target(s) To which they are Directed, and requesting that such Sequence Group be submitted to gatekeeping (each, a “Designation Notice”). Each designated Sequence Group shall then be subject to gatekeeping pursuant to Section 3.5 below, and if a designated Sequence Group is available in accordance with such gatekeeping, and is further approved by the JRC, it then becomes a “Collaboration Sequence Group,” and Celgene shall have […***…]40 with respect to […***…]41 or […***…]42, as applicable, in the Collaboration Sequence Groups; provided that, for so long as a Collaboration Sequence Group is the Confidential Information of Celgene, Zymeworks shall not, for the purpose of avoiding […***…]43, reverse engineer such […***…]44 or […***…]45, or otherwise start with such […***…]46 or […***…]47 and substitute one or more individual nucleic acids and/or amino acids to create a […***…]48 or […***…]49 which is […***…]50 to the […***…]51 or […***…]52. For clarity, the foregoing shall not limit Zymeworks’ ability to apply the Zymeworks Platform (alone or in collaboration with a Third Party) to any Sequence Group (or any subset of the Sequences within such Sequence Group) that is […***…]53 to the Collaboration Sequence Group, which Sequence Group (or any subset of the Sequences within such Sequence Group) is generated and provided to it by a Third Party without access to the Collaboration Sequence Group through Zymeworks. For clarity, the Parties (through the JRC) may submit more than ten (10) Sequence Groups for consideration as potential Collaboration Sequence Groups during the Research Program Term, but […***…]54 shall not arise until any given Sequence Group is actually designated as a Collaboration Sequence Group pursuant to this Section 3.4 and Section 3.5. Accordingly, Zymeworks acknowledges that Celgene may be investigating Sequence Groups as potential Collaboration Sequence Groups, which investigation may include use of the Zymeworks Platform. Subject to gatekeeping pursuant to Section 3.5, the Parties (through the JRC) may freely change Collaboration Sequence Groups during the Research Program Term (e.g. by proposing another Sequence Group in a new Designation Notice and if such Sequence Group passes gatekeeping, by then removing a previously-designated Collaboration Sequence Group); provided that such changes shall not occur so frequently as to be unduly burdensome to Zymeworks and that in no event shall Celgene have more than ten (10) Collaboration Sequence Groups at any given time. Notwithstanding anything to the contrary herein, with respect to any Antibody (or Product incorporating such Antibody) generated
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through application of the Zymeworks Platform, in the event the Collaboration Sequence Group of such Antibody consists solely of one or more […***…]55, Celgene shall not include any […***…]56 on such Antibody without first subjecting such […***…]57 to gatekeeping pursuant to Section 3.5 below; and, as between the Parties, Zymeworks shall retain the exclusive right under the Zymeworks Intellectual Property to make, have made, use, sell, offer for sale, export and import, and have exported or imported antibodies, antibody analogues and products comprising […***…]58 and […***…]59 that are not Collaboration Sequence Groups, including with […***…]60 (whether or not such […***…]61 are Collaboration Sequence Groups), itself or with or through Third Parties.”
10.Section 3.5.1. Section 3.5.1 is hereby deleted in its entirety and replaced with the following:

“3.5.1    The Parties (through the JRC) may select any Sequence Group as a Collaboration Sequence Group; provided that, at the time of selection of such Sequence Group, Zymeworks is not, as of the date Zymeworks receives such Written Notice from Celgene:

        (a) contractually obligated to grant, or has not granted, to a Third Party rights with respect to products incorporating any of the Sequences in such Sequence Group, or exclusive rights with respect to products Directed To the Target or Target Group (or any subset of Targets within such Target Group) To which such Sequence Group is Directed as described in Section 3.5.3;

        (b) actively and in good faith engaged in negotiations with a Third Party regarding the development or commercialization of products incorporating any of the Sequences in such Sequence Group […***…]62; or

        (c) actively performing or has performed […***…]63 studies or […***…]64 studies on its own behalf regarding the development or commercialization of products incorporating any of the Sequences in such Sequence Group prior to the date of Celgene’s Designation Notice concerning such Sequence Group.”
11.No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. No waiver of any obligation under this Amendment shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Amendment may be amended or modified other than by a written document signed by authorized representatives of each Party.
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12.Miscellaneous. This Amendment, together with the Agreement, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. This Amendment may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

[Remainder of page left blank intentionally; signature page to follow.]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By: /s/ Ali Tehrani
Name: Ali Tehrani, Ph.D.
Title: President & Chief Executive Officer

CELGENE CORPORATION

By: /s/ Ho Cho
Name: Ho Cho
Title: SVP Discovery Biotherapeutics

CELGENE ALPINE INVESTMENT CO. LLC

By: /s/ Kevin Mello
Name: Kevin Mello
Title: Manager